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                                                  EXHIBIT NO. 99.1

DELOITTE

                                                     DELOITTE & TOUCHE LLP
                                                     1700 Market Street
                                                     Philadelphia, PA 19103-3984
                                                     USA

                                                     Tel: +1 215 246 2300
                                                     Fax: +1 215 569 2441
                                                     www.deloitte.com



December 6, 2005

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of Impax Laboratories, Inc.'s (the "Company") Form 8-K dated November 28, 2005, and have the following comments:

1.    We agree with the statements made in paragraphs 1, 2.1 and 2.2.

2. With respect to the first sentence of paragraph 2.3, we agree that on June 27, 2003 the Company filed a Form 8-K which included a description of five material weaknesses in its internal controls as of December 31, 2004. We make no comment as to the accuracy or completeness of the Company's disclosures in such Form 8-K. For purposes of clarity, the five material weaknesses identified related to: (1) the Company's Strategic Alliance Agreement with a subsidiary of Teva Pharmaceutical Industries Ltd.; (2) the Company's financial close and reporting process; (3) the Company's billing controls for non-electronic data interchange orders; (4) the Company's inventory valuation procedures; and (5) the Company's reserve for shelf stock protection.

3. We agree with the statements made in the second and third sentences of paragraph 2.3.

4. We have no basis upon which to agree or disagree with the statements made in the fourth sentence of paragraph 2.3.

5. We agree with the statements made in paragraph 2.4. For purposes of clarity, our audit of the Company's 2004 financial statements is not complete as of the date of this letter and the matters giving rise to the expansion of our audit scope have not been resolved to our satisfaction.

6. We agree with the statements made in the first and second sentences of paragraph 2.5.

7. We have no basis upon which to agree or disagree with the statements made in the third sentence of paragraph 2.5.

Yours truly,

/s/ Deloitte & Touche LLP




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